Exhibit 10.494

ASSIGNMENT OF CONTRACT

This ASSIGNMENT OF CONTRACT (the “Assignment”) is made and entered into this 29 day of December, 2004 by INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Assignor”) and INLAND WESTERN CEDAR HILL PLEASANT RUN LIMITED PARTNERSHIP, an Illinois limited partnership (“Assignee”).

Assignor does hereby sell, assign, transfer, set over and convey unto Assignee all of its right, title and interest as under that certain letter agreement dated as of April 21, 2004, as amended, and entered into by PRTC Pleasant Run Towne Crossing, L.P., a Texas limited partnership, as Seller, and Assignor, as (collectively, the “Agreement”), solely as the Agreement applies to the sale and purchase of the property described by the Agreement, located in Cedar Hill, Texas, and being legally described in Exhibit A, attached hereto and made a part hereof.

Assignor represents and warrants that it is the Purchaser under the Agreement, and that it has not sold, assigned, transferred, or encumbered such interest in any way to any other person or entity. By acceptance hereof, Assignee accepts the foregoing Assignment and agrees, from and after the date hereof, to (i) perform all of the obligations of Purchaser under the Agreement, and (ii) indemnify, defend, protect and hold Assignor harmless from and against all claims and liabilities arising under the Agreement.

(signature page follows)

SIGNATURE PAGE FOR
ASSIGNMENT OF CONTRACT BETWEEN
INLAND REAL ESTATE ACQUISITIONS, INC.
AND INLAND WESTERN CEDAR HILL PLEASANT RUN LIMITED PARTNERSHIP

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the day and year first above written.

ASSIGNOR:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Karen M. Kautz
Name:	Karen M. Kautz
Title:	Vice President

ASSIGNEE:

INLAND WESTERN CEDAR HILL PLEASANT RUN LIMITED PARTNERSHIP, an Illinois limited partnership

By:		Inland Western Cedar Hill Pleasant Run GP, L.L.C., a Delaware limited liability company

By:	Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Valerie Medina
	Name:	Valerie Medina
	Title:	Asst. Secretary

EXHIBITS

EXHIBIT A:                  LEGAL DESCRIPTION OF THE PROPERTY

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

Exhibit  “A”

TRACT I: Parcel A (Fee)

Lots 8R and 10R, Block A, of PLEASANT RUN TOWNE CROSSING ADDITION, an Addition to the City of Cedar Hill, Dallas County, Texas, according to the Replat thereof recorded in Volume 2003072, Page 61, of the Map Records of Dallas County, Texas.

TRACT I: Parcel B (Fee)

Lots 6 and 7, Block A, of PLEASANT RUN TOWNE CROSSING ADDITION, an Addition to the City of Cedar Hill, Dallas County, Texas, according to the Plat thereof recorded in Volume 2003012, Page 20, of the Map Records of Dallas County, Texas.

and

Lot 3R, Block A, of PLEASANT RUN TOWNE CROSSING ADDITION, an Addition to the City of Cedar Hill, Dallas County, Texas, according to the Replat thereof recorded in Volume 2003231, Page 64, of the Map Records of Dallas County, Texas, same being the Replat of Lots 3, 4 and 5 in Block A of Pleasant Run Towne Crossing Addition as recorded in Volume 2003012, Page 20 of the Deed Records of Dallas County, Texas

TRACT I: Parcel C (Fee)

Lots 2R and 9R-1, Block A, of PLEASANT RUN TOWNE CROSSING ADDITION, an Addition to the City of Cedar Hill, Dallas County, Texas, according to the Replat thereof recorded in Volume 2004248, Page 00262, of the Map Records of Dallas County, Texas.

TRACT II: (Easement)

Non-Exclusive easement for access, parking, and ingress and egress and utilities as created in that certain Operation and Easement Agreement dated November 18, 2002 by and between Target Corporation and PRTC Pleasant Run Towne Crossing, L.P., recorded in Volume 2002230, Page 3350, Deed Records of Dallas County, Texas.